Exhibit 99.1

Amended and Restated Legacy Reserves LP Compensation Policy

(Effective February 18, 2010)

On February 18, 2010, the Compensation Committee ( the “Committee”) of Legacy Reserves GP, LLC, the general partner (the “General Partner”) of Legacy Reserves LP (the “Partnership”), approved a revised methodology of calculating the objective portion of equity-based incentive compensation applicable to the General Partner’s Chairman and Chief Executive Officer, Cary D. Brown. With respect to the General Partner’s remaining executive officers, the Committee recommended the revised methodology to the board of directors (the “Board”) of the General Partner, and the Board approved such revised methodology.

With the exception of the revised calculation methodology for the number of phantom units subject to vesting under the objective portion of the equity-based incentive compensation, the provisions of the Legacy Reserves LP Compensation Policy as previously adopted on September 21, 2009 remain in full force and effect. The Legacy Reserves LP Compensation Policy, as amended and restated (the “Compensation Policy”), is set forth below.

The goals of the Compensation Policy are to:

•	align the compensation of the executive officers of the General Partner with unitholder return;

•	be competitive with peer companies; and

•	have the flexibility to be both competitive and aligned with unitholder return in a volatile economic climate.

Non-Equity Incentive Compensation (Cash Bonus).  The objective and subjective components of the non-equity incentive compensation under the Compensation Policy each comprise 50% of the maximum bonus available expressed as a percentage of annual salary for each executive officer, as set forth in the following table.

		Maximum Cash Bonus Opportunity as a Percentage of Annual Salary
Executive Officer	Title	Subjective	Objective	Total
Cary D. Brown	Chairman of the Board and Chief Executive Officer	55%	55%	110%
Steven H. Pruett	President, Chief Financial Officer and Secretary	50%	50%	100%
Paul T. Horne	Executive Vice President of Operations	40%	40%	80%
Kyle A. McGraw	Director, Executive Vice President of Business Development and Land	35%	35%	70%
William M. Morris	Vice President, Chief Accounting Officer and Controller	30%	30%	60%

The objective component (up to 50% of the annual cash bonus) will be based on two measures of equal weight:

•	EBITDA (as defined in the Partnership’s revolving credit facility); and

•	Growth in cash distributions per unit.

The percentage levels that may be earned each year are based on the ranges of performance levels with respect to each target as set forth in the following table, as determined by straight-line interpolation.

Measure	Weight	Performance Level/Percent Earned
EBITDA	50%	85% of Target	100% of Target	115% of Target
		30%	75%	100%
Cash Distributions Per Unit	50%	0% Growth	7.5% Growth	15% Growth
		50%	75%	100%

These objective measures are intended to align the incentive compensation of each executive officer with unitholder return by rewarding performance that maintains or grows distributions and increases EBITDA.  EBITDA and growth in cash distributions per unit are used to determine the objective component of the cash bonus.  The respective target levels, for purposes of the annual cash bonus determination only, will be set by the Committee at the beginning of each year after considering management’s recommendation.

Equity-Based Incentive Compensation.  The equity-based incentive compensation will also employ a mix of subjective and objective measures.

Subjective or Service-Based Component.  The subjective or service-based component will be determined by a subjective evaluation of prior fiscal year performance and, with respect to each executive officer, may be awarded up to the maximum percentage of annual salary as set forth in the table below.  Once granted, the only condition to vesting will be that the executive officer remain in the service of the Partnership until the end of the respective vesting period.  The vesting of service-based equity-based awards, once granted, is not subject to the attainment of any performance criteria.

Objective or Performance-Based Component.  The objective or performance-based component will be granted each year at the maximum percentage listed in the table below, but the amount vested each year for the three-year vesting period will be determined on each vesting date in accordance with a formula (as set forth under “Calculation of Vesting of Objective Component of Equity-Based Compensation” below) based on the objective total unitholder return and relative performance measures (described below) achieved during the fiscal year prior to the applicable vesting date.  If none or only a portion of phantom units of a particular tranche vest as a result of target levels not being met, the unvested portion of phantom units will be forfeited.

All equity-based incentive compensation awards will be phantom units, with associated distribution equivalent rights (“DERs”), up to the maximum amounts reflected as percentages of annual salary as set forth in the following table.

Executive Officer	Title	Maximum Grant Value of Phantom Units as a Percentage of Annual Salary
		Subjective	Objective	Total
Cary D. Brown	Chairman of the Board and Chief Executive Officer	100%	150%	250%
Steven H. Pruett	President, Chief Financial Officer and Secretary	80%	120%	200%
Paul T. Horne	Executive Vice President of Operations	60%	90%	150%
Kyle A. McGraw	Director, Executive Vice President of Business Development and Land	50%	75%	125%
William M. Morris	Vice President, Chief Accounting Officer and Controller	40%	60%	100%

A phantom unit is a notional unit that entitles the holder upon vesting to receive the same number of Partnership units, or, at the discretion of the Compensation Committee, cash valued at the closing price of units on the vesting date.  The number of phantom units granted will be determined by dividing the dollar amount of the intended grant value by the average closing price of Partnership units over the 20 trading days preceding the date of grant.

All phantom unit grants will vest over a three-year period, with each tranche to vest on the first, second and third anniversary of the initial grant date, as applicable.  With respect to the objective component only, the actual number vested will be determined based on the three-step formula set forth below.

With respect to all phantom unit grants, DERs will accumulate and accrue based on the assumed 100% vesting of each tranche.  With respect to the objective component only, the actual amounts payable will be based solely on the number of vested underlying phantom units.

Calculation of Vesting of Objective Component of Equity-Based Compensation.

At the vesting date of each one-third tranche of the objective or performance-based component of equity-based compensation, the number of phantom units to vest each year will be determined based on the following three-step process, with the total vested amount for each year to be determined by adding the values arrived at in Step 1 and Step 2.

Step 1:  50% of the performance-based award will be a function of the Total Unitholder Return for the Partnership  (“Legacy TUR”) and the ordinal rank of the Legacy TUR among such upstream master limited partnership (“MLP”) peer companies as determined by the Compensation Committee at the beginning of each fiscal year (“Peer Group”).  The following matrix will be used to determine the Legacy TUR vs. Peer Group portion of the award.  The total grant value to vest each year is the sum of the results derived from each of the two grids shown below.

Legacy TUR Ranking vs Peer Group *	1st or 2nd	25%	40%	60%	75%	85%	100%
	3rd or 4th	15%	35%	50%	60%	75%	85%
	5th or 6th	0%	15%	35%	50%	60%	75%
	7th or 8th	0%	0%	15%	25%	40%	50%

		<8.0%	8.0%	12.0%	15.0%	17.5%	20%+
		Legacy TUR

* For the 2010-2012 performance period, the Peer Group consists of the Partnership, Breitburn Energy Partners L.P., Encore Energy Partners LP, EV Energy Partners, L.P., Linn Energy, LLC, Pioneer Southwest Energy Partners L.P. and Vanguard Natural Resources, LLC.  If any company in the Peer Group ceases to be publicly traded during any performance period, the Compensation Committee will adjust the composition of the Peer Group as it deems appropriate.

To determine the performance-based awards earned for this Legacy TUR vs. Peer Group component, the percentage determined in accordance with the performance grid (using straight-line interpolation between the percentages given above) is multiplied by 50% and multiplied by the maximum number of phantom units available for vesting that particular year.

Step 2:  50% of the performance-based award will be a function of the Legacy TUR and the percentile rank of the Partnership among a group of MLPs included in the Alerian MLP Index (such group of MLPs as determined by the Compensation Committee, excluding publicly traded general partners of MLPs and shipping companies as set forth on Attachment A hereto) (the “Adjusted Alerian Index”).  The following matrix will be used to determine the Legacy TUR vs. Adjusted Alerian Index portion of the award.

TUR Relative to Adjusted Alerian Index**	90th %ile	30%	50%	60%	75%	85%	100%
	75th %ile	15%	40%	50%	60%	75%	85%
	50th %ile	0%	25%	40%	50%	60%	75%
	25th %ile	0%	15%	25%	40%	50%	60%
	<25th %ile	0%	0%	0%	15%	30%	50%

		<8.0%	8.0%	12.0%	15.0%	17.5%	20%+
		Legacy TUR

** “Adjusted Alerian Index” means a subset of companies included in the Alerian MLP Index as determined by the Compensation Committee and excludes publicly traded general partners of MLPs and shipping companies, as more specifically set forth on Attachment A hereto, as of the beginning of each fiscal year.  The calculation of the Adjusted Alerian Index along with calculation of percentile results and the Legacy TUR percentile ranking will be subject to third-party review.

To determine the performance-based awards earned on this Legacy TUR vs. Adjusted Alerian Index component, the percentage earned in accordance with the above matrix (using straight-line interpolation between the percentages set forth in the matrix) is multiplied by 50% and multiplied by the maximum number of phantom units available for vesting that particular year.

Step 3:  The respective award values arrived at by performing the calculations set forth in Step 1 and Step 2 above will be added to determine the total vested portion of the performance-based equity award with respect to a particular fiscal year.

Illustrative Example

This illustrative example is based on the assumptions set forth below with respect to trading price and total unitholder return held constant over the periods presented.  The actual awards made to Mr. Brown may be substantially different.  The example below does not assume that all targets are met at 100% with respect to the objective or performance-based component and the resulting assumed grants are therefore less than the maximum attainable by Mr. Brown.

Based on the maximum grant value of the objective component of equity-based compensation applicable to Mr. Brown in the amount of 150% of his 2009 annual salary of $325,000, and assuming a 20 trading day average closing price of $15 prior to the grant date, during the first quarter of 2010, Mr. Brown would be awarded 32,500 performance-vesting phantom units with respect to 2009.  During the first quarter of 2011, 1/3 or 10,833 of such phantom units would be subject to vesting, based on fiscal 2010 performance.

Calculation of Amount Vested Based on Assumed Thresholds.

Assuming the Legacy TUR for 2009 was 15% and the Partnership was ranked 5th among the Peer Group and in the 50th percentile of the Adjusted Alerian Index, then 50% of the available phantom units (or 5416 phantom units) would vest and the remaining 5417 phantom units would be forfeited.

For the subjective or service-based portion of equity-based compensation, Mr. Brown is eligible to receive phantom units in an aggregate value of up to 100% of his annual salary.  Assuming a 20 trading day average closing price of $15 and achievement of 100% of the subjective targets in 2009, Mr. Brown could be awarded 21,667 phantom units in the first quarter of 2010 based on 2009 performance, which phantom units, once granted, would vest  1/3 each during the first quarter of each of 2011, 2012, and 2013, along with the payment of the DERs accrued with respect to the units vested.  The vesting of service-based phantom units is not conditioned upon the attainment of any performance-based criteria.

The following table illustrates hypothetical equity-based grants available to Mr. Brown based on the assumptions for the year 2009 set forth above, applying such assumptions to all periods presented.  It does not reflect the maximum grant available.  Because the assumptions are held constant, the amounts of performance-based units are shown as constant.  The actual vested amounts will be determined each year based on varying levels of actual performance in the prior fiscal year, and the actual amounts vested will thus vary significantly.

		Assumed Vesting Schedule
Type of Award Made with respect to Fiscal Year	Total Phantom Units	First Quarter 2011	First Quarter 2012	First Quarter 2013	First Quarter 2014	First Quarter 2015	First Quarter 2016
2010 Service-Based Grant	21,667	7,222	7,222	7,223
2010 Performance-Based Grant	32,500	5,417	5,417	5,417

2011 Service-Based Grant	21,667		7,222	7,222	7,223
2011 Performance-Based Grant	32,500		5,417	5,417	5,417

2012 Service-Based Grant	21,667			7,222	7,222	7,223
2012 Performance-Based Grant	32,500			5,417	5,417	5,417

2013 Service-Based Grant	21,667				7,222	7,222	7,223
2013 Performance-Based Grant	32,500				5,417	5,417	5,417

Phantom Units Vesting		12,639	25,278	37,917	37,917	25,278	12,639
DER Payment @ $2.08		$26,289	$52,578	$86,451	$86,451	$52,578	$26,289

Attachment A

Adjusted Alerian Index (Excluding GPs and shipping companies)

AmeriGas Partners LP
Alliance Resource Partners LP
Buckeye Partners LP
Boardwalk Pipeline Partners LP
Calumet Specialty Products Partners LP
Copano Energy LLC
Duncan Energy Partners LP
Dorchester Minerals LP
DCP Midstream Partners LP
Enbridge Energy Partners LP
Encore Energy Partners LP
El Paso Pipeline Partners LP
Enterprise Products Partners LP
Energy Transfer Partners LP
EV Energy Partners LP
Ferrellgas Partners LP
Genesis Energy LP
Holly Energy Partners LP
Kinder Morgan Energy Partners LP
Linn Energy LLC
Magellan Midstream Partners LP
MarkWest Energy Partners LP
Targa Resources Partners LP
Inergy LP
Natural Resource Partners LP
NuStar Energy LP
ONEOK Partners LP
Plains All American Pipeline LP
Pioneer Southwest Energy Partners LP
Penn Virginia Resource Partners LP
Regency Energy Partners LP
Spectra Energy Partners LP
Suburban Propane Partners LP
Sunoco Logistics Partners LP
TC Pipelines LP
Western Gas Partners LP
Williams Pipeline Partners LP